                   [KRONISH LIEB WEINER & HELLMAN LETTERHEAD]


                                                                    Exhibit 23.9

                                                     June 4, 1999



American National Can Group, Inc.
8770 W. Bryn Mawr Avenue
Chicago, Illinois
60631, USA


Dear Sirs:

     We consent to the use of the name of our firm in American National Can Group, Inc.'s registration statement on Form S-1 No. 333-76699.


                                   Very truly yours,


                                   /s/ Kronish Lieb Weiner & Hellman LLP
                                   -------------------------------------
                                   Kronish Lieb Weiner & Hellman LLP






              1114 Avenue of the Americas, New York, NY 10036-7798
--------------------------------------------------------------------------------
                  Phone: (212) 479-6000 - Fax: (212) 479-6275